EXHIBIT 3(t)


                                FOURTH AMENDMENT
                                       TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                     CRIIMI MAE SERVICES LIMITED PARTNERSHIP


     This Fourth Amendment to the Limited Partnership Agreement of CRIIMI MAE Services Limited Partnership is made and entered into as of March 9, 2001, by and among CRIIMI MAE Services, Inc., a Maryland close corporation, CRIIMI MAE Management, Inc., a Maryland corporation and CMSLP Holding Company, Inc., a Maryland corporation.


                                    RECITALS


     WHEREAS, on March 14, 1995 CRIIMI MAE Management, Inc. executed a Certificate of Limited Partnership (the "Certificate") for the formation of CRIIMI MAE Services Limited Partnership (the "Partnership") pursuant to the terms of the Maryland Revised Uniform Limited Partnership Act, as amended, which certificate was subsequently filed with the Maryland State Department of Assessments and Taxation on March 17, 1995;

     WHEREAS FURTHER, as of June 1, 1995 CRIIMI MAE Services, Inc. and CRIIMI MAE Management, Inc. executed an Agreement of Limited Partnership of the Partnership (the "Original Agreement");

     WHEREAS FURTHER, as of December 31, 1995 CRIIMI MAE Services, Inc. and CRIIMI MAE Management, Inc. executed the First Amendment to the Original Agreement (the "First Amendment");

     WHEREAS FURTHER, as of January 2, 1997 CRIIMI MAE Services, Inc. and CRIIMI MAE Management, Inc. executed the Second Amendment to the Original Agreement (the "Second Amendment");

     WHEREAS FURTHER, as of December 31, 1997 CRIIMI MAE Services, Inc. and CRIIMI MAE Management, Inc. executed the Third Amendment to the Original Agreement (the "Third Amendment," and the Original Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment, the "Limited Partnership Agreement"); and

     WHEREAS FURTHER, the parties hereto now desire to enter into this Fourth Amendment to the Limited Partnership Agreement to amend the terms of the Limited Partnership Agreement to reflect the following:

     1. The sale by CRIIMI MAE Management, Inc. of its seventy-three percent (73%) interest in the Partnership to CMSLP Holding Company, Inc. for good and valuable consideration and

     2. The admission of CMSLP Holding Company, Inc. as a successor Limited Partner to CRIIMI MAE Management, Inc. by the Partnership.

     3. The withdrawal of CRIIMI MAE Management, Inc. from the Partnership, in accordance with Section 8.2(d) of the Limited Partnership Agreement, concurrently with the sale of its seventy-three percent (73%) interest in the Partnership to CMSLP Holding Company, Inc.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the terms of the Limited Partnership Agreement as follows:

     1. CRIIMI MAE Management, Inc. is hereby removed as a Limited Partner of the Partnership, ceasing to be a Partner for all purposes. CMSLP Holding Company, Inc. is hereby substituted in lieu thereof as a Limited Partner of the Partnership.

     2. Article VIII of the Limited Partnership Agreement is hereby amended by adding the following Section 8.4:

                  Section 8.4. Related Matters. Upon any admission of a new Limited Partner, withdrawal of a Partner or assignment of a Partnership Interest pursuant to this Article VIII, Exhibit C hereto shall be updated to reflect the date as of which such Exhibit C is amended as required by this Section 8.4 and to reflect the names, addresses and Partnership Interests of all Partners.

     3. All references to Exhibit A in Section 11.8 of the Limited Partnership Agreement are hereby replaced with references to Exhibit C.

     4. Except as amended hereby, all of the provisions of the Limited Partnership Agreement shall remain in full force and effect.


                    [The next page is the signature page]

     IN WITNESS WHEREOF, this Fourth Amendment to the Limited Partnership Agreement is executed as of the date first written above. This Fourth Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                            CRIIMI MAE SERVICES, INC.



                                            /s/William B. Dockser
                                            --------------------------------
                                            Name:  William B. Dockser
                                            Title: Chairman


                                            CRIIMI MAE MANAGEMENT, INC.



                                            /s/H. William Willoughby
                                            --------------------------------
                                            Name:  H. William Willoughby
                                            Title: President



                                            CMSLP HOLDING COMPANY, INC.



                                            /s/David B. Iannarone
                                            --------------------------------
                                            Name:  David B. Iannarone
                                            Title:  Executive Vice President

                                    EXHIBIT C

                              PARTNERSHIP INTERESTS

                               AS OF MARCH 9, 2001

                                                     Partnership
Name and Address                                       Interest
----------------                                     -----------

General Partner:
---------------
CRIIMI MAE Services, Inc.                                27%
11200 Rockville Pike
Rockville, Maryland  20852
Attention: President

     with a copy to:
     Office of General Counsel
     CRIIMI MAE Inc.
     11200 Rockville Pike
     Rockville, Maryland  20852
     Attention: General Counsel

Limited Partner:
---------------

CMSLP Holding Company, Inc.                              73%
11200 Rockville Pike
Rockville, Maryland  20852
Attention: President

     with a copy to:
     Office of General Counsel
     CRIIMI MAE Inc.
     11200 Rockville Pike
     Rockville, Maryland  20852
     Attention: General Counsel